Investor Relations:	Media Contact:
Darice Liu	Matt McLoughlin
Universal Display	Gregory FCA
investor@udcoled.com	media@udcoled.com
609-671-0980 x558	610-228-2123

UNIVERSAL DISPLAY CORPORATION ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Ewing, New Jersey - February 26, 2015 - Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today announced its results for the fourth quarter and year ended December 31, 2014.

For the full year 2014, the Company reported revenues of $191.0 million, up 30% compared to revenues of $146.6 million for 2013. Operating income increased to $58.6 million for the year, up 53% from $38.2 million for 2013. The Company reported net income of $41.9 million, or $0.90 per diluted share, for the full year 2014, compared to net income of $74.1 million, or $1.59 per diluted share, for 2013. (The 2013 net income included a total deferred income tax benefit of $41.4 million. Excluding this item, 2013 adjusted net income was $32.6 million, or $0.70 per diluted share. Please refer to the "Reconciliation of Non-GAAP Measures" below for further discussion of the non-GAAP measures).

“We are pleased to report another year of record results,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “As we embark on 2015, we anticipate it to be an exciting year, a growth year and a bit of a transitional year. During the year, our customers are scheduled to begin ramping new commercial OLED TV and flexible display panel production, while new mobile product introductions are expected to help drive OLED fab utilization rates after experiencing some headwinds in 2014. The specific timing of these events is not clear, and will impact our revenue growth for 2015. As a result of these highly dynamic variables, we will approach our guidance differently this year and provide a baseline revenue forecast, which we believe will have limited downside risk and a favorable amount of upside potential. Our current 2015 base revenue forecast is $200 million, which we believe has a downside range of approximately 5% and an upside potential of approximately 15%. This forecast includes our license fee from Samsung Display, which will be $60 million this year, and also factors in the quarter lag in earned royalties from LG Display."

Rosenblatt continued, "The key takeaway is that we believe this transitional year of strategic capacity investment and product expansion in the OLED industry will set the framework for the next wave of market growth, which we anticipate to more fully materialize in 2016 and beyond. The OLED revolution is gaining momentum, and so are we. We see our trajectory, top line and bottom, as poised to be exceedingly positive over the long-term. We are excited about the opportunities that lie ahead as the evolution of the OLED industry continues to gain traction and result in new capacity, new products and new OEM adopters."

Fourth Quarter Results

Revenues for the fourth quarter of 2014 were $56.2 million compared to revenues of $49.5 million for the same quarter of 2013. Growth in fourth quarter revenues was led by a 10% increase in material sales, which rose to $28.1 million, up from $25.5 million in the fourth quarter of 2013, reflecting strong volume growth in green and red emitter material sales. Royalty and license fees were $28.0 million in the fourth quarter of 2014 compared to $23.1 million in the same quarter of 2013. The Company recognized $25 million in SDC licensing revenue in the fourth quarter of 2014, up from $20 million in the same quarter of 2013.

Operating expenses for the fourth quarter of 2014 were $39.1 million compared to $30.1 million in the same quarter of 2013. Cost of materials for the fourth quarter of 2014 was $12.1 million compared to $7.7 million in the fourth quarter of 2013, reflecting an increase in the quantity of material shipped, changes in product mix and an inventory write-down of $3.9 million.

The Company reported operating income of $17.1 million for the fourth quarter of 2014, compared to $19.4 million for the fourth quarter of 2013. Net income for the fourth quarter of 2014 was $13.1 million, or $0.28 per diluted share, compared to $57.9 million, or $1.24 per diluted share, for the fourth quarter of 2013. Net income for the fourth quarter of 2013 included a total deferred income tax benefit of $41.4 million. Excluding the net effect of this item, adjusted net income for the fourth quarter of 2013 was $16.5 million, or $0.35 per diluted share.

Full Year 2014 Results

For the full year 2014, the Company reported revenues of $191.0 million, a 30% increase from the $146.6 million generated in 2013. Material sales for 2014 were $126.9 million, a 33% increase from $95.7 million in 2013. Operating income was $58.6 million compared to $38.2 million in 2013. The Company reported net income of $41.9 million, or $0.90 per diluted share, for the full year of 2014, compared to $74.1 million, or $1.59 per diluted share, for 2013. Net income for 2013 included the aforementioned tax item of $41.4 million. Excluding this item, adjusted net income for 2013 was $32.6 million, or $0.70 per diluted share.

The Company’s balance sheet remained strong, with cash and cash equivalents and short-term investments of $288.5 million as of December 31, 2014. For the full year 2014, the Company generated $47.3 million in operating cash flow, compared to $45.0 million of operating cash flow in 2013.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, February 26, 2015 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events portion of the Company's website. Those wishing to participate in the live call should dial 1-800-967-7234 (toll-free) or 1-719-325-2170, and reference conference ID 7727001. Please dial in 5-10 minutes prior to the scheduled conference call time.

About Universal Display Corporation
Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries. Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 3,500 issued and pending patents worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology, that can enable the development of low power and eco-friendly displays and white lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Based in Ewing, New Jersey, with international offices in Ireland, South Korea, Hong Kong, Japan and Taiwan, Universal Display works and partners with a network of world-class organizations, including Princeton University, the University of Southern California, the University of Michigan, and PPG Industries, Inc. The Company has also established relationships with companies such as AU Optronics Corporation, BOE technology, DuPont Displays, Inc., Innolux Corporation, Kaneka Corporation, Konica Minolta Technology Center, Inc., LG Chem Ltd., LG Display Co., Ltd., Lumiotec, Inc., OLEDWorks LLC., Philips Technologie GmbH, Pioneer Corporation, Samsung Display Co., Ltd., Sumitomo Chemical Company, Ltd. and Tohoku Pioneer Corporation. To learn more about Universal Display, please visit www.udcoled.com.

Universal Display Corporation and the Universal Display logo are trademarks or registered trademarks of Universal Display Corporation. All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2014. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,418	$70,586
Short-term investments	243,088	202,024
Accounts receivable	22,075	15,657
Inventory	37,109	10,595
Deferred income taxes	18,459	21,563
Other current assets	4,356	6,623
Total current assets	370,505	327,048
PROPERTY AND EQUIPMENT, net	19,922	14,893
ACQUIRED TECHNOLOGY, net	83,014	94,011
INVESTMENTS	3,047	7,417
DEFERRED INCOME TAXES	12,934	19,143
OTHER ASSETS	425	242
TOTAL ASSETS	$489,847	$462,754
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,260	$5,256
Accrued expenses	14,986	16,039
Deferred revenue	2,466	1,910
Other current liabilities	111	24
Total current liabilities	26,823	23,229
DEFERRED REVENUE	3,366	2,403
RETIREMENT PLAN BENEFIT LIABILITY	10,916	9,436
Total liabilities	41,105	35,068

SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 100,000,000 shares authorized, 47,061,826 and 46,825,168 shares issued at December 31, 2014 and 2013, respectively	471	468
Additional paid-in capital	581,114	572,401
Accumulated deficit	(88,305)	(130,159)
Accumulated other comprehensive loss	(4,382)	(4,368)
Treasury stock, at cost (1,357,863 and 401,501 shares at December 31, 2014 and 2013, respectively)	(40,158)	(10,658)
Total shareholders’ equity	448,742	427,686
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$489,847	$462,754

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,
	2014	2013
REVENUE:
Material sales	$28,139	$25,538
Royalty and license fees	27,992	23,050
Technology development and support revenue	42	890
Total revenue	56,173	49,478

OPERATING EXPENSES:
Cost of material sales	12,079	7,732
Research and development	12,540	10,099
Selling, general and administrative	8,535	6,827
Patent costs and amortization of acquired technology	4,486	4,235
Royalty and license expense	1,458	1,165
Total operating expenses	39,098	30,058
Operating income	17,075	19,420
INTEREST INCOME	179	217
INTEREST EXPENSE	(15)	(16)
INCOME BEFORE INCOME TAXES	17,239	19,621
INCOME TAX (EXPENSE) BENEFIT	(4,113)	38,265
NET INCOME	$13,126	$57,886

NET INCOME PER COMMON SHARE:
BASIC	$0.29	$1.26
DILUTED	$0.28	$1.24

WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	45,903,917	45,994,821
DILUTED	46,350,851	46,531,839

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2014	2013
REVENUE:
Material sales	$126,885	$95,713
Royalty and license fees	63,192	47,006
Technology development and support revenue	954	3,920
Total revenue	191,031	146,639

OPERATING EXPENSES:
Cost of material sales	41,315	28,889
Research and development	41,154	34,215
Selling, general and administrative	28,135	24,745
Patent costs and amortization of acquired technology	17,288	17,273
Royalty and license expense	4,519	3,273
Total operating expenses	132,411	108,395
Operating income	58,620	38,244
INTEREST INCOME	777	811
INTEREST EXPENSE	(70)	(47)
INCOME BEFORE INCOME TAXES	59,327	39,008
INCOME TAX BENEFIT (EXPENSE)	(17,473)	35,044
NET INCOME	$41,854	$74,052

NET INCOME PER COMMON SHARE:
BASIC	$0.90	$1.61
DILUTED	$0.90	$1.59

WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	46,252,960	45,898,019
DILUTED	46,685,145	46,543,605

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$41,854	$74,052
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue	(4,274)	(5,880)
Depreciation	2,077	2,044
Amortization of intangibles	10,997	10,973
Amortization of premium and discount on investments, net	(531)	(458)
Stock-based employee compensation	7,278	6,077
Stock-based compensation to Board of Directors and Scientific Advisory Board	995	809
Deferred income tax benefit	9,108	(41,418)
Retirement plan benefit expense	1,679	1,665
(Increase) decrease in assets:
Accounts receivable	(6,418)	(7,000)
Inventory	(26,514)	424
Other current assets	2,267	(2,706)
Other assets	(183)	35
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	3,055	3,614
Other current liabilities	87	(11)
Deferred revenue	5,793	2,767
Net cash provided by operating activities	47,270	44,987
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,153)	(4,710)
Additions to intangibles	—	(359)
Purchases of investments	(408,974)	(362,838)
Proceeds from sale of investments	372,818	313,132
Net cash used in investing activities	(42,309)	(54,775)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	328	343
Repurchase of common stock	(29,500)	(5,456)
Proceeds from the exercise of common stock options	1,887	2,832
Payment of withholding taxes related to stock-based employee compensation	(2,844)	(3,268)
Net cash used in financing activities	(30,129)	(5,549)
DECREASE IN CASH AND CASH EQUIVALENTS	(25,168)	(15,337)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	70,586	85,923
CASH AND CASH EQUIVALENTS, END OF YEAR	$45,418	$70,586

Reconciliation of Non-GAAP Measures
The following table details our reconciliation of non-GAAP measures to the most directly comparable GAAP measures:

(in thousands, except per share data)	Three Months Ended December 31,
	2014	2013
	(Unaudited)
Operating Results:
Net income (loss)	$13,126	$57,886
Non-GAAP Reconciling Items:
Deferred income tax expense	—	17,934
Release of income tax valuation allowances	—	(59,352)
Total non-GAAP reconciling items	—	(41,418)
Non-GAAP Measures:
Adjusted net income (loss)	$13,126	$16,468
Adjusted net income per common share, basic *	$0.29	$0.36
Adjusted net income per common share, diluted **	$0.28	$0.35
_______________________________________________
* The adjusted net income (loss) per common share, basic is derived from dividing adjusted net income by the number of weighted average shares used in computing basic net income (loss) per common share.
**The adjusted net income per common share, diluted for the quarter ended December 31, 2013, is derived from dividing adjusted net income by adjusted weighted average shares of 46,685,542, which excludes the amount of any excess tax benefits in assumed proceeds in calculating the weighted average shares using the treasury stock method. The exclusion is intended to present our diluted net income per common share for the quarter ended December 31, 2013 as if our assessment of the future realizability of our deferred tax assets did not change and the income tax valuation allowances were not reversed, consistent with prior periods. For the quarter ended December 31, 2014, there is no difference between net income per common share and adjusted net income per common share.

Reconciliation of Non-GAAP Measures
The following table details our reconciliation of non-GAAP measures to the most directly comparable GAAP measures:

(in thousands, except per share data)	Year Ended December 31,
	2014	2013
Operating Results:	(Unaudited)
Net income (loss)	$41,854	$74,052
Non-GAAP Reconciling Items:
Deferred income tax expense	—	17,934
Release of income tax valuation allowances	—	(59,352)
Total non-GAAP reconciling items	—	(41,418)
Non-GAAP Measures:
Adjusted net income	$41,854	$32,634
Adjusted net income per common share, basic *	$0.90	$0.71
Adjusted net income per common share, diluted **	$0.90	$0.70
_______________________________________________
* The adjusted net income per common share, basic is derived from dividing adjusted net income by the number of weighted average shares used in computing basic net income per common share.
**The adjusted net income per common share, diluted for the year ended December 31, 2013, is derived from dividing adjusted net income by adjusted weighted average shares of 46,582,347, which excludes the amount of any excess tax benefits in assumed proceeds in calculating the weighted average shares using the treasury stock method. The exclusion is intended to present our diluted net income per common share for the year ended December 31, 2013 as if our assessment of the future realizability of our deferred tax assets did not change and the income tax valuation allowances were not reversed, consistent with prior periods. For the year ended December 31, 2014, there is no difference between net income per common share and adjusted net income per common share.

Non-GAAP Measures
To supplement our selected financial data presented in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP measures. These non-GAAP measures include adjusted net income (loss), adjusted net income (loss) per common share, basic and adjusted income (loss) per common share, diluted. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in the presentation can be found within the tables detailing the reconciliation of non-GAAP measures to GAAP measures above.
We have provided these non-GAAP measures to enhance investors' overall understanding of our current financial performance, and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP measures provide meaningful supplemental information regarding our financial performance by excluding the effect of the release of income tax valuation allowances that may not be indicative of recurring core business operating results. We believe that the non-GAAP measures that exclude the impact of the release of income tax valuation allowances and deferred income tax expense recognized after the release of the allowances, when viewed with GAAP results, enhance the comparability or results against prior periods and allow for greater transparency of financial results. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.